 POWER OF ATTORNEY

I hereby appoint any of Brian D. Short, Craig H. Lewis and Stuart M. Sklar as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Initial Beneficial Ownership of Securities on Form 3, a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.

 /s/ Robert J. Giorgio

                                              Robert J. Giorgio

 Acknowledgement

STATE OF PENNSYLVANIA  )

                             )   ss

COUNTY OF PHILADELPHIA     )

On this 23rd day of May, 2011, before me, a notary public in and for the aforesaid state and county, personally appeared Robert J. Giorgio known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Regina M. Stevenson

                                            Notary Public

                                 My Commission expires:  October 14, 2014

                                                                              [Notarial Seal]